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                                                                 EXHIBIT 99.1(e)

                            TRUST FOR CREDIT UNIONS

                              AMENDMENT NO. 5 TO
            AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
            -------------------------------------------------------

     WHEREAS, Sections 4.1 and 7.3 of the Agreement and Declaration of Trust dated September 24, 1987, as amended and restated through the date hereof (the "Declaration"), of Trust for Credit Unions (the "Trust") provide that the Declaration may be amended to abolish or liquidate a Series of Units or the Sub-Trust applicable to a Series, by an instrument in writing executed by a majority of the Trustees of the Trust;

     NOW THEREFORE, the undersigned, being a majority of the Trustees of the Trust, hereby amend the Declaration by abolishing and liquidating the "TCU Target Maturity Portfolio (1996), "as of June 28th, 1996.
                                         ---- ----

     WITNESS our hands this 28th day of June, 1996.
                            ----        ----


Gene R. Artemenko          Thomas S. Conduit
-----------------          -----------------
Gene R. Artemenko          Thomas S. Conduit

James C. Barr              Rudolf J. Hanley
-------------              ----------------
James C. Barr              Rudolf J. Hanley

Edgar F. Callahan          John P. McNulty
-----------------          ---------------
Edgar F. Callahan          John P. McNulty

Robert M. Coen             John W. Ostby
--------------             -------------
Robert M. Coen             John W. Ostby

John T. Collins            Wendell A. Sebastian
---------------            --------------------
John T. Collins            Wendell A. Sebastian



STATE OF NEW YORK   )
                    )
COUNTY OF NEW YORK  )

     Then personally appeared the above mentioned Trustees and acknowledged this instrument to be their free act and deed this 28th day of June, 1996.
                                              ----        ----


                                        Deborah A. Robinson
                                        -------------------
                                        Notary Public
                                        My Commission Expires:  6/20/98